EXHIBIT 2.01

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Ivanhoe Electric Inc.
Reporting Year	From	2025-01-01	To:	2025-12-31	Date submitted	2026-05-28
Reporting Entity ESTMA Identification Number	E369782		◉ Original Submission ◯ Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Jordan Neeser				Date	2026-05-28
Position Title	Chief Financial Officer

1

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2025-01-01	To:	2025-12-31
Reporting Entity Name	Ivanhoe Electric Inc.					Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E369782
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
United States of America	Government of United States	Bureau of Land Management			870,000					870,000
United States of America	State of Arizona	Arizona State Land Department			90,000					90,000
United States of America	State of Arizona	Electrical District No. 3			3,730,000					3,730,000
Peru	Government of the Republic of Peru	Ministry of Energy and Mines			730,000					730,000

Payment of US$730,000 (rounded amount) remitted in U.S. dollars ($32,000) and Peruvian Soles (2,491,000). Amount paid in Peruvian Soles has been converted to USD on the date of the transaction with an exchange rates of .2815.

Additional Notes:	Reported payments have been rounded to the nearest $10,000

2

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2025-01-01	To:	2025-12-31
Reporting Entity Name	Ivanhoe Electric Inc.					Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E369782
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
United States of America	Santa Cruz			3,870,000					3,870,000
United States of America	Bristol			130,000					130,000
United States of America	Tintic			40,000					40,000
United States of America	Gleeson			90,000					90,000
United States of America	Arizona other			420,000					420,000
United States of America	New Mexico other			130,000					130,000
United States of America	Utah other			10,000					10,000
Peru	Pinaya			730,000					730,000	Payment of US$730,000 (rounded amount) remitted in U.S. dollars ($32,000) and Peruvian Soles (2,491,000) converted to USD on the date of the transaction with an exchange rates of .2815

Additional Notes[3]:	Reported payments have been rounded to the nearest $10,000

3